United States

Securities and Exchange Commission

Washington, D. C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

Check the appropriate box:

o	Preliminary Proxy Statement	☐.	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
þ	Definitive Proxy Statement	☐	Definitive Additional Material
☐	Soliciting Material Pursuant to Section 240.14a-12

JA Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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JA Energy

10010 Alta Drive, Suite 115, Las Vegas, NV 89145

Phone: (702) 629-5154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 30, 2014

To the Stockholders of JA Energy:

Please take notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of JA Energy, Inc., a Nevada corporation (the “Company”), will be held on September 30, 2014 at 11:00 a.m. Pacific Daylight Time, at the Company’s corporate counsel's corporate offices, located at 500 N. Rainbow Blvd., Suite 300, Las Vegas, NV 89107, for the following purposes:

1.      To elect the Board to serve until the 2015 annual meeting of stockholders or until their successors are duly elected and qualified;

2.      Ratification of Seale and Beers, CPAs as independent auditors;

3.      To approve, on an advisory basis, the compensation of our named executive officers and our compensation philosophy, policies and practices as described herein;

4.      To consider a shareholder proposal, if properly presented at the 2014 Annual Meeting of Stockholders; and

5.      To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement attached to this notice describes these matters in more detail as well as additional information about the Company and its officers and directors. The Board of Directors has fixed the close of business on September 4, 2014 as the record date and only holders of record of the Company’s common stock who are entitled to receive this notice and to vote at this Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors

/s/_Barry Hall

Barry Hall

Director and CFO

Las Vegas, NV 89145

Date: September 4, 2014

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

JA Energy, Inc.

10010 Alta Drive, Suite 115

Las Vegas, NV 89145

Phone: (702) 629-5154

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of JA Energy, a Nevada corporation (the “Company”), will be held on September 30, 2014 at 11:00 a.m. Pacific Daylight Time, at the Company’s corporate counsel offices, The Law Offices of Thomas C. Cook, Ltd. located at 500 N. Rainbow Blvd., Suite 300, Las Vegas, NV 89107 for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about September 8, 2014.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on September 4, 2014 , the record date. At the close of business on the record date, 43,402,385 shares of common stock were issued and outstanding. Shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock outstanding as of the record date is entitled to one vote.

You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by Thomas C. Cook, Esq., corporate counsel. He will also determine whether a quorum is present. In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum. Abstentions and broker non-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the Annual Meeting. A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Therefore, abstentions and broker non-votes generally have no effect under Nevada law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of Common Stock present and voting at the meeting.

Business may be transacted at the Annual Meeting if a quorum is present. A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a “broker non-vote”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

Who May Attend

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you are a stockholder whose shares are registered in your name, please bring photo identification. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend the meeting, please bring photo identification and a letter from your bank or broker that confirms that you are the beneficial owner of those shares or a copy of your account statement reflecting your ownership as of June 9, 2014.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholders. If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this Proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the stockholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment thereof. The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed Proxy card to vote on each proposal to be considered at the Annual Meeting. If you sign and date the Proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the Proxy card will vote your shares as you instruct. If you sign and return the Proxy card but do not vote on a proposal, the proxyholders will vote your shares “for” such proposal or, in the case of the election of directors, vote “for” election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked (i) by a writing delivered to the Secretary of the Company stating that the Proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy). Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares. Any written notice of revocation or subsequent Proxy should be delivered to JA Energy, Inc., 500 N. Rainbow Blvd., suite 300, Las Vegas, NV 89107, or hand-delivered to the Chief Financial Officer of JA Energy at or before the taking of the vote at the Annual Meeting.

DISSENTERS - RIGHTS OF APPRAISALS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposals.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $1,000. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. We will not pay our employees additional compensation for contacting you.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors

The Company’s business is managed under the direction of its Board of Directors. The Board of Directors have designated as nominees for re-election three directors, two of whom are currently serving on the Board. See “Nominee for Director” below for profiles of the nominees.

The Board believes that by re-electing the incumbent directors, this will promote stability and continuity and expects that such directors will continue making substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s affairs accumulated during their tenure.

The nominees have indicated a willingness to continue serving as a director if elected, but if they should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. The Company has no reason to believe that any nominee will be unavailable.

Nominees to the Board

The director nominees, and their ages as of the date of the Annual Meeting, their position at the Company, and the period during which they have served as a director of the Company are set forth in the following table and paragraphs:

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Barry Hall (Director since 4/10/2014)	65	Chief Financial Officer/Director

Frank Arnone (Director since 4/10/2014)	67	Director

Biographies of the Management Team of JA Energy, Inc.

Barry Hall, Director and Chief Financial Officer

Barry Hall concurrently is the President of Carlaris LV Inc. (Carlaris), which provides managing and consulting services. Since July 2007 Hall has served as President of Carlaris and its predecessor company Carlaris, Inc., which provides management and consulting services. Mr. Hall also serves at Executive Chairman and CFO of EZJR, Inc. (symbol: EZJR), an Internet marketing and service provider

Prior to the formation of Carlaris, Hall had various management roles including Chairman and Chief Executive Officer of CalAmp Corp. (symbol:CAMP), Chief Financial Officer of Earthlink, Inc. (symbol:ELNK), Chief Financial Officer of Styleclick, Inc., Chief Financial Officer of L.A. Cellular and Chief Financial Officer of Applied Solar Energy Corporation. Early in his career Hall worked as an Certified Public Accountant and audit manager for Arthur Young & Company where he managed the audits of a variety of companies in the high-tech, financial services and restaurant industries.

Hall holds an MBA and a BA in Mathematics, both earned at San Diego State University. Between earning these degrees Hall served as a First Lieutenant in the United States Marine Corp and was selected for the rank of Captain prior to his discharge.

Frank Arnone, Director

Frank Arnone received his Bachelor of Arts in Marketing from Long Island University in 1972, and served in the United States Army from 1966-1970. He has over 30 years of experience in consumer marketing at various restaurant companies at both the regional and national level, including Foodmaker Inc., Steak and Ale Restaurant Group, Pepsico-Restaurant Divison and Flagstar/Advantica Inc. While working in this industry his emphasis was on brand development, research and design of new products and the implementation of advertising and media planning.

From 2007-2009 he served as the President and Director of Total Nutraceutical Solutions (OTCBB: TNUS)(formerly Generic Marketing Services).

He is the founder and president of Sir Toms Tobacco Emporium a small retail chain which focuses' on specialty products for the male consumer.

Vote Required

The holders of Common Stock of the Company are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Unless a stockholder requests that voting of the proxy be withheld for the nominee director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, of the above-mentioned nominee. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the Annual Meeting by a plurality of the votes cast. Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

Stockholder Nomination of Director Candidates

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies the provisions contained in our Bylaws. Article II, Item 7 of our By-laws state that a Quorum is necessary to conduct the annual meeting. It states:

“QUORUM. The quorum at any annual of special meeting of stockholder shall consist of stockholders representing, capital stock of the corporation entitled to vote at such meetings, except as otherwise specifically provided by law or in the Articles of Incorporation. If a quorum is not present at a properly called stockholders' meeting, the meeting shall be adjourned by then present and an additional and further notice sent to all stockholders notifying them of the adjournment of the meeting and the date and time and place of the adjourned meeting. At such adjourned meeting. At such adjourned meeting, at which a quorum is present or represented, business may be transacted which might have been transacted at the meeting as originally notified.”

Article II, Item 12 of our Bylaws specify informal actions by shareholders may take place without prior notice at the annual meeting. The Article states:

“INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided in the Nevada Corporate Law, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, and unless the unanimous written consent of all shareholders has been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.”

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") recommends that the stockholders vote “For” and solicits proxies in favor of the nominees listed above (Item 1 on the enclosed Proxy card).

Communications with the Board of Directors

Any stockholder who desires to contact the Board or specific members of the Board may do so by writing to: The Board of Directors, JA Energy, Inc., 10010 Alta Drive, Suite 115, Las Vegas, NV 89145.

Director Attendance at Annual Meetings

The Company encourages, but does not require, its directors to attend Annual Stockholders’ Meetings.

Board Meetings

During the most recent fiscal year for the Company, the Board met seven (7) times, with full attendance at each meeting. At fiscal year ended August 31, 2014, the current Board of Directors consist of two (2) members.

Standing and Other Operating Committees of the Board

The Company has no standing or operating committees of the Board. Based on the size the Company, the Board does not have an audit committee at this time.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information, to the best of our knowledge, about the ownership of our common stock on September 4, 2014 relating to those persons known to beneficially own more than 5% of our capital stock and by our named executive officer and sole director. The percentage of beneficial ownership for the following table is based on 43,402,385 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60-days after September 4, 2014 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the U. S. Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of the Company's common stock. With the exception of Infinity Holdings, Inc., we do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Shares Beneficially Owned						% of Total Voting Power(1)
	Common		Voting Preferred
Name of Beneficial Owner	Shares	%	Shares		%
Named Executive Officers and Directors:
Barry Hall(2)	0	-%		-		-%

Frank Arnone (3)	0	-%		-		-%

All executive officers and directors as a group (2 persons)	0	-%		-		-%	*

Other 5% Stockholders

Mark DeStefano (4)	891,487		2.0%	1,000,000	100%	54.5%

James Lusk(5)	16,011,000		36.8%	-%		17.1%

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(1) Percentage of total voting power represents voting power with respect to all shares of our common stock (43,402,385 issued and outstanding) and Preferred Voting stock (5,000,000 shares issued and outstanding), as a single class. The holders of our Preferred Voting Stock are entitled to fifty votes per share, and holders of our common stock are entitled to one vote per share. The 1,000,000 preferred shares have voting rights equal to 50,000,000 common shares. Percentage of Total Voting Power is calculated based on an aggregate of 93,402,385 (43,402,385 common + 50,000,000 Preferred Voting Rights) shares issued and outstanding.

(2) Barry Hall, 10010 Alta Drive, Suite 115, Las Vegas, NV 89145.

(3) Frank Arnone, 10010 Alta Drive, Suite 115, Las Vegas, NV 89145.

(4) Mark DeStefano, 500 N. Rainbow Blvd, Suite 300, Las Vegas, NV 89107, not included in the above totals are cashless warrants that represent 475,000 common shares. These warrants need to be exercised before March 19, 2017.

(5) James Lusk, 4800 W. Dewey Dr., Las Vegas, NV 89118.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We are providing a thorough discussion and analysis of our executive compensation program to our shareholders so that they will continue to have confidence in the integrity and design of our executive compensation program. As stated in Proposal 3 in this proxy statement, our shareholders are being asked to approve a non-binding advisory resolution related to our executive compensation program. We encourage our shareholders to review the summary of our executive compensation program, the advisory vote item. In addition, the discussion below and the executive compensation tables that follow provide more detailed information related to our executive compensation program.

We believe that our executive compensation program appropriately aligns pay with performance and plays a key role in achieving our business goals and creating shareholder value as well as supporting our values and beliefs.

All important aspects of our executive compensation program are reviewed below. Our discussion and analysis focuses on each of the key components of our executive compensation program for the following named executive officers:

•	Barry Hall, Director, Chief Financial Officer (CFO)
•	Frank Arnone, Director

Compensation Philosophy and Objectives

In designing and administering the company’s executive compensation program, the board of directors is guided by an overall philosophy that emphasizes pay for performance and includes the following key objectives:

•	Reward executive performance consistent with our objectives, including operational effectiveness and financial results, which in turn should create value for our shareholders and reduce the need for, or the size of, rate increases for our utility customers;

•	Attract, retain, motivate and develop a highly qualified executive staff;

•	Provide a mix of fixed and variable pay, as well as a mix of short-term and long-term incentives to appropriately balance executive focus on short-term and long-term goals and avoid excessive risk-taking; and

•	Provide a mechanism for executives to have a stake in the company through stock ownership.

These objectives are embedded in the design of our executive compensation program in a way that we believe rewards performance, reinforces the right behaviors, and contributes to short-term and long-term business results. They also help us attract and retain highly qualified executives who are committed to the long-term success of the company and value creation for our shareholders.

We implement our executive compensation philosophy through the following programs:

Compensation	Program	Objectives To Be Achieved
Annual Cash Compensation	Base Salary*	Reward for Company Performance
Named Executive Officers 2013-2014 annual based salaries: Barry Hall - Base Salary: $0 Frank Arnone - Base Salary: $0 *Based on no cash flows a program has yet to be determined by the Board
Short/Long-Term Incentive Compensation	A Program has yet to be determined by the Board.	•To be determined by the Board
Benefits	None- Until such time as the Company has sufficient working capital to provide any benefits.	Management needs to find additional financing and/or move the Company into a positive cash flow before any benefits can be issued to the NEO's.

Key Components of our Executive Compensation Program

The key components of our executive compensation program are base salary, annual short-term incentive compensation, long-term incentive compensation (restricted stock for achievement of milestones). In this mix of compensation, the achievement of the milestones is a significant portion of total compensation. Base salaries are based the Company’s limited cash reserves, and not industry standards. We are placing a greater weighting on long-term incentives, the achievement of regulatory milestones, because we believe that this most effectively encourages our executive officers to work to generate long-term shareholder value. We also believe that this weighting better aligns the interests of our executive officers with our long-term interests, by discouraging undue risk-taking, promoting ownership in the company and encouraging retention.

Decision-Making Process

The board of directors generally adheres to objective criteria and a structured method of determining compensation, with discretionary decision-making in limited circumstances. Compensation decisions made by the board of directors rely on performance, available working capital and individual levels. The board of directors reserves the right to modify or discontinue elements of the executive compensation program, and to revise compensation levels after considering qualitative and quantitative facts and circumstances surrounding actual or projected financial results, individual performance, as well as its view of the appropriate balance among base salary, annual short-term incentive compensation, long-term incentive compensation and other benefits.

Incentive Compensation for Achievement of Corporate Milestones

The Board of Directors believe that milestone achievements ensures that our executives have a continuing stake in the long-term success of the company and also serves to discourage undue risk-taking for only short-term gain. Since the Company is still in its early stages of development, the Board not yet determined Performance Shares for milestone achievements.

In a manner consistent with our overall compensation philosophy, the Board has yet to determine long-term milestones that will result in restricted performance shares for our NEO's.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table for 2013

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the year ended August 31, 2013, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2013-12. Compensation information is shown for fiscal year 2013.

JA Energy Summary Compensation Table

		Year				Compen-
	Principal	Ending	Salary	Bonus	Awards	sation	Total
Name	Position	Aug 31,	($)	($)	($)	($)	($)

Barry Hall	CEO/CFO/Director	2014	0	0	0	0	0
Appointed: Aug 30, 2013

Frank Arnone	Secretary/Director	2014	0	0	0	0	0
Appointed: April 10, 2014 Oct 3, 2013			0	0	0	0	0

JA Energy Summary Compensation Table

Year	Compen-
Principal	Ending	Salary	Bonus	Awards	Sation	Total
Name	Position	Aug. 31,	($)	($)	($)	($)	($)

James Lusk	CEO/Director	2013	-	-	-	40,687	40,687
Appointed: 8/26/2010	2012	-	-	-	21,000	21,000

Sheldon Rockey	Director	2013	-	-	-	-	-
Appointed: 4/28/2011	2012	-	-	-	-	-

Appointed in fiscal year 2013-2014: Barry Hall	CFO/Director	2014	0	0	0	0	0
Appointed: 4/10/2014

Frank Arnone	Director	2014	0	0	0	0	0
Appointed: April 10, 2014

We do not maintain key-man life insurance for our executive officer/director. We do not have any long-term compensation plans, stock option plans or employment agreements with our executive officers/directors.

Stock Option Grants

We did not grant any stock options to the executive officers or directors from inception through fiscal year end August 31, 2014.

Stock Warrant Grants

The Company had received $15,000 as a loan. The loan was unsecured, payable on demand and non-interest bearing. The loan was received on 03/01/2011 in the amount of $15,000. Effective March 19, 2013, the debt was exchanged for warrants to purchase up to 1,200,000 shares of common $.001 par value stock after March 19, 2014 and before March 19, 2017.

Outstanding Equity Awards at 2014 Fiscal Year-End

We did not have any outstanding equity awards as of August 31, 2014 or August 31, 2014.

Potential Payments Upon Termination or Change in Control

We have not entered into any compensatory plans or arrangements with respect to our named executive officers, which would in any way result in payments to such officer(s) because of their resignation, retirement, or other termination of employment with us or our subsidiaries, or any change in control of, or a change in their responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at August 31, 2014.

Employment Agreements

We have no employment agreements in place with our officers/directors at this time.

Employee Pension, Profit Sharing or Other Retirement Plans

The Company does not have a defined benefit, pension plan, profit sharing, or other retirement plan.

Director Compensation

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent director a fee for their attendance at board and committee meetings. We do reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

Equity Compensation Plans Information

The Company does not have any stock option plans or warrants or any other equity compensation plans in place with its executive officers. As noted above, there are outstanding warrants to purchase up to 1,200,000 shares of common $0.001 par value stock after March 19, 2014 and before March 19, 2017.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board has selected Seale and Beers, CPAs to audit the financial statements of the Company for the fiscal year ending August 31, 2014. Seale and Beers, CPAs has been the Company's auditors, since December 12, 2012. Management has a good working relationship with Seale and Beers, CPAs. If the shareholders do not approve this proposal at the Annual Meeting, the board of directors may reconsider the selection of Seale and Beers, CPAs.

A representative of Seale and Beers, CPAs is not expected to be present at the Annual Meeting of Shareholders.

Principal Accountant Fees and Services

Seale and Beers, CPAs served as our principal independent public accountants for reporting fiscal year ending August 31, 2013 and De Joya Griffith, LLC served as our principal independent public auditors for the year ended August 31, 2012. Aggregate fees billed to us for the years ended August 31, 2013 and August 31, 2012 for audit fees were as follows:

	For Year Ended August 31,	For the Year Ended August 31
	2013	2012
(1) Audit Fees (1)	$17,500	$11,250
(2) Audit-Related Fees
(3) Tax Fees
(4) All Other Fees

Total fees paid or accrued to our principal auditor

(1) Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of the Company's financial statements for such period included in this Annual Report on Form 10-K/A and for the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Audit Committee Policies and Procedures

We do not have an audit committee; therefore our directors pre-approves all services to be provided to us by our independent auditor. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of our Principal Accounting Officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from our securities counsel that the services are not among those that our independent auditors have been prohibited from performing under SEC rules. Our sole director then makes a determination to approve or disapprove the engagement of Seale and Beers, CPAs for the proposed services. In the fiscal year ending August 31, 2013, all fees paid to Seale and Beers, CPAs were unanimously pre-approved in accordance with this policy.

Less than 50 percent of hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant's full-time, permanent employees.

Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board recommends that the stockholders vote “For” the ratification of the appointment of Seale and Beers, CPAs as the Company’s independent auditors for the fiscal year ending August 31, 2014, and solicits proxies in favor of the ratification of the appointment of Seale and Beers, CPAs (Item 2 on the enclosed Proxy card).

PROPOSAL NO. 3

PROPOSAL FOR AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION (THE SAY ON PAY VOTE)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires the Board to provide our shareholders with the opportunity to vote on a non-binding, advisory basis, on the compensation of our Named Executive Officers (“NEO's”) as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the Say on Pay vote.

Our board of directors wants to recognize the importance of responsible executive compensation practices. As discussed below, we have designed our executive compensation program to attract, motivate, reward, and retain senior management as required to achieve our corporate objectives and to increase long-term shareholder value.

As required by Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders with an opportunity to provide an advisory vote to approve the executive compensation of our NEO's. This advisory vote, which is commonly referred to as a “Say on Pay Vote,” is not binding. However, our board of directors will review and consider the outcome of the advisory vote when making future compensation decisions for our executive officers. Shareholders are asked to vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officer, as disclosed pursuant to the compensation disclosure rules of the U. S. Securities and Exchange Commission, including the compensation discussion and analysis, and compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.

To assist shareholders in this non-binding advisory vote, below is a brief summary that describes the key fundamental aspects of our executive compensation program. In addition to reviewing the summary below, we encourage you to carefully review the information on our compensation policies and decisions regarding our named executive officers presented in the Compensation Discussion and Analysis as well as the information contained in the Compensation Tables.

We have structured a pay-for-performance philosophy for our NEO's. We plan to achieve this objective through the following:

•	A total compensation package that is structured so that a majority of each named executive officer’s compensation opportunities are delivered through short- and long-term incentives;

•	A short-term incentive driven primarily by our financial earnings performance, and secondarily by key nonfinancial metrics;

•	A long-term incentive program that, in keeping with prevailing utility industry practice, primarily uses performance shares that are driven by our relative total shareholder return as compared to other utility industry peers, along with a mix of stock options and restricted stock units to further tie compensation to stock price performance as well as enhance retention; and

•	Stock ownership guidelines that continue to tie executives’ interests to shareholders over the long term.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The board of directors recommends a vote “FOR” the non-binding resolution set forth above. Proxies solicited by the board of directors will be voted “FOR” this proposal unless the shareholder has specified otherwise.

Proposal No. 4

SHAREHOLDER PROPOSAL

TO SPIN OFF THE COMPANY'S ASSETS AND LIABILITIES INTO A WHOLLY OWNED SUBSIDIARY.

The following stockholder proposal was submitted by Mark DeStefano, 500 N. Rainbow Blvd., Suite 300, Las Vegas, NV 89107, who is the beneficial owner of 1,000,000 preferred voting shares since June 6, 2014 and 891,487 shares of our common stock, which represents 54.5% of all of the voting shares.

Shareholder Proposal

RESOLVED, that stockholders of JA Energy urge the Board of Directors to spin-off all of the Company's assets and liabilities into a wholly owned subsidiary. By effecting such a spin-off, the following can be accomplished:

•

All of the Shareholders of JA Energy will own their pro-rata share ownership in the wholly owned subsidiary.

Each shareholder of the parent (JA Energy) will own the same amount of shares (number and class) in the subsidiary.

•	The subsidiary can operate independently of JA Energy, the parent.

•	The parent can explore new business opportunities without the burden of the assets and liabilities currently on the Company's books.

•	The subsidiary can be spun-off to new management where they can manage the original core business of JA Energy for the benefit of the original shareholders.

Supporting Statement

The company is encouraged to favor policies and practices that protect and enhance the value of its investments. During the past fiscal year, there has been a change of management of JA Energy. The new management is not interested in pursuing the original plan of JA Energy, specifically manufacturing and selling Modular Distillation Units and Modular Electric Generators. By transferring this intellectual property, along with the Company's assets and liabilities into a subsidiary, management can pursue other endeavors for the parent. Each shareholder would be entitled to receive one share of the subsidiary for each share (number and class) they own in the parent. Once the assets and liabilities have been transferred to the subsidiary, management and the largest shareholders can either exchange shares with the former management to spin-off the subsidiary or management can seek the highest bidder for the subsidiary.

For these reasons, we urge shareholders to vote for this proposal.

The Board’s Statement in Approval of the Proposal

The Board has carefully considered this stockholder proposal and unanimously recommends that you vote FOR this proposal for the following reasons:

•         The Proposal benefits the shareholders, in that they will equally own two separate companies on a share-for-share pro-rata basis.

•         The Proposal will give the Company flexibility to explore other opportunities, without the burden of the assets and liabilities currently on the Company's books and keep its original core business intact.

•         The Proposal will give the Company an opportunity to find management who is interested in pursuing the original business plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company (the "Board") recommends that the stockholders vote “For” and solicits proxies in favor of the shareholder proposal listed above (Item 4 on the enclosed Proxy card).

FORM OF PROXY

The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to share owners by its authority.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

The Board as a whole sits as the Finance and Audit Committees and oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company does not have an audit committee. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Seale and Beers, CPAs is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Through a Board Resolution, the Company hired the professional services of Seale and Beers, Certified Public Accountants, to perform audited financials for the Company. Seale and Beers, CPAs own no stock in the Company. The company has no formal contracts with its accountants, as they are paid on a fee for service basis.

Barry Hall, the Company's CFO/Director has contributed office space to the Company. There is no charge to us for the space, and the director will not seek compensation for the use of this space.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon the review of the Forms 3, 4 and 5 furnished to the Company and certain representations made to the Company, the Company believes that during 2014, the members of the Board of Directors, our executive officers and person(s) who hold more than 10% of our outstanding common stock did not timely file but did file all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to transactions in equity securities of the Company.

PROXY SOLICITATION

The Company will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Deadline for receipt of stockholder proposals for the 2015 Annual Meeting of Stockholders

Proposals of our stockholders that are intended to be included in our proxy statement and presented by such stockholders at our 2015 Annual Meeting of Stockholders must be received no later than June 30, 2015.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report from us directly, please contact us by writing to our Chief Financial Officer, Barry Hall, at, our principal executive offices or calling him at (702) 629-5154.

Availability of Proxy Materials

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K (the “Annual Report”), including the financial statements and financial statement schedules included therein. All such requests should be directed to our Corporate Chief Financial Officer, Barry Hall, at our principal executive offices.

EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND
THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

By Order of the Board of Directors

Barry Hall

Chief Executive Officer

September 4, 2014

JA ENERGY, INC.

ANNUAL MEETING OF SHAREHOLDERS

September 30, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

DETACH AND RETURN THIS PORTION ONLY TO:
JA Energy, Inc., 10010 Alta Drive, Suite 115, Las Vegas, NV 89145

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED

JA Energy, Inc.
			For	Against	Abstain
Vote on Directors
The Board of Directors recommends you vote FOR the following action:

1.	ELECTION OF DIRECTORS
	1a. Barry Hall		☐	☐	☐

	1b. Frank Arnone		☐	☐	☐

Vote on Proposals
The Board of Directors recommends you vote FOR the following proposals:

2.		Ratify Appointment of the Independent Registered	☐	☐	☐
Public Accounting Firm
3.		Advisory Vote on Executive Compensation	☐	☐	☐

4.		Consideration of a Shareholder Proposal to spin-off	☐	☐	☐
the Company's assets and liabilities into a wholly owned subsidiary

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title of such.

Signature		Date	Signature (Joint Owners)		Date
[PLEASE SIGN WITHIN BOX]

Printed Name of Shareholder			Printed Name of Joint Owner (if applicable)